Exhibit 99.4

UNITED STATES BANKRUPTCY COURT

DISTRICT OF MINNESOTA

In re:

HEALTH RISK MANAGEMENT, INC.
HRM CLAIM MANAGEMENT, INC.
INSTITUTE FOR HEALTHCARE QUALITY, INC.
HEALTH BENEFIT REINSURANCE, INC.
Debtors(s).	Chapter 11
Case Numbers 01-43354
through 01-43357-RJK
(Jointly Administered)

ORDER AND NOTICE FOR HEARING ON DISCLOSURE STATEMENT

                A proposed disclosure statement dated December 5, 2001, regarding a plan dated December 5, 2001, was filed by Health Risk Management, Inc., et. al., the proponents, on December 5, 2001.  The court must approve a disclosure statement as containing adequate information under 11 U.S.C. § 1125 before a plan and disclosure statement may be mailed to the creditors.

                IT IS THEREFORE ORDERED:

                1.  HEARING ON ADEQUACY OF DISCLOSURE STATEMENT.  A hearing to consider approval of the disclosure statement will be held on January 23, 2002 at 2:00 p.m., in Courtroom 8 West, U.S. Courthouse, 300 South Fourth Street, Minneapolis, Minnesota 55415.

                2.  OBJECTIONS TO DISCLOSURE STATEMENT.  An objection to the proposed disclosure statement shall be made by motion under Local Rule 3020-2.  Five days prior to the hearing is the last day to timely deliver an objection, and eight days prior to the hearing is the last day to timely mail an objection.  The objection must be filed not later than one day after service.

                3.  DISCOVERY.  Unless the parties agree otherwise by written stipulation, Fed.R.Civ.P.26(a)(1), (a)(2), (a)(3) and (f) do not apply.

                4.  MAILING OF NOTICE.  The clerk shall forthwith mail copies of this order as notice thereof to the entities specified in Local Rule 9013-3(a)(2) and to all creditors and other parties in interest.  The proponent shall forthwith mail copies of this order to all equity security holders of the debtors.

                5.  MAILING OF COPIES.  Pursuant to Local Rule 3017(a)-(b), the proponent shall forthwith transmit copies of the proposed disclosure statement and plan to each entity specified in Local Rule 9013-3(a)(2), and upon written request shall transmit copies to any other party in interest.

                6.  REQUESTS FOR COPIES.  Requests for copies of the disclosure statement and plan should be directed to: James L. Ballie, Esq., Fredrikson & Byron, P.A., 1100 International Centre, 900 Second Avenue South, Mpls., MN 55402.

Dated: December 12, 2001	/s/ Robert J. Kressel
ROBERT J. KRESSEL